Exhibit 99.2

Bradley Pharmaceuticals, Inc. was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based upon strategically expanding from an Acquire, Enhance and Grow to an In-License, Develop and Bring to Market business model: In-license phase II and phase III drugs with long-term intellectual property protection; Develop these products and submit completed clinical studies to the FDA for NDA approvals and commercialization; Bring to Market these patent-protected brands to fill unmet needs and leverage Bradley’s marketing and sales expertise to increase shareholder value. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, OBGYN, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

BRADLEY PHARMACEUTICALS, INC. AND COSTA BRAVA PARTNERSHIP III L.P.
ANNOUNCE SETTLEMENT - SETH HAMOT, DOUGLAS LINTON AND
WILLIAM MURPHY TO JOIN BOARD OF DIRECTORS

Fairfield, NJ, Oct. 27, 2006. Today, Bradley Pharmaceuticals, Inc. (NYSE: BDY) and Costa Brava Partnership III L.P. announced that prior to the close of Bradley’s annual meeting of stockholders held Thursday, October 26, 2006, the parties reached a settlement.

Based on the preliminary vote estimate at the annual meeting, as only Seth Hamot and Douglas Linton received the requisite common stockholder vote to be elected as directors, and in view of the withdrawal of John Ross as a nominee for director, Mr. Hamot and Mr. Linton have agreed to appoint William Murphy as the third common stockholder director. The Company anticipates that Mr. Hamot will also become a member of the Company’s Audit Committee.

In view of the preliminary vote estimate, the parties also agreed that the Company will separate the position of Chairman of the Board and Chief Executive Officer and will consider a proposal to eliminate the Company’s dual class stock structure, each to occur no later than the earlier of the Company’s 2007 annual meeting of Stockholders or June 30, 2007. Costa Brava also agreed to dismiss all pending litigation against the Company in Delaware. At the annual meeting, stockholders also voted to ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending December 31, 2006.

Daniel Glassman, President and CEO of Bradley stated, “Like all important issues that end with significant positive resolution, the process has been difficult. We welcome Seth Hamot and Douglas Linton to the Board. We look forward to the contribution that these new Board members can make to drive the business forward and to increase shareholder value. We are also most appreciative of the value Mr. William Murphy brings to the Board, particularly his strong expertise as Chair of the Audit Committee.”

“We are pleased with the agreement and I think that it will allow Doug Linton and me to have a productive relationship with the full Board of Directors as it continues to work on corporate governance initiatives and improving shareholder value at Bradley,” said Seth W. Hamot of Costa Brava. “Doug and I are ready to get to work,” continued Mr. Hamot.

Costa Brava Partnership III L.P.
Costa Brava is a Boston-based investment fund.

Bradley Pharmaceuticals Safe Harbor for Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as sales and earnings estimates, other predictions of financial performance, timing of payments on indebtedness, launches by Bradley of new products, market acceptance of Bradley’s products, timing and repurchases of shares of common stock, and the achievement of initiatives to enhance corporate governance and long-term shareholder value. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to: estimate sales; comply with the restrictive covenants under its credit facility; refinance its credit facility, if necessary; access the capital markets on attractive terms or at all; favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC in a timely manner; remediate its material weaknesses in its internal controls; maintain sales of its products; successfully acquire, develop, integrate, or sell new products, including POLYPHENON® E Ointment when and if approved by the FDA and the products incorporating the delivery systems to be developed by Polymer Science; or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action and shareholder derivative lawsuits), government regulation, stock price volatility and ability to achieve strategic initiatives to enhance long-term shareholder value. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.